                                                                    Exhibit 99.b

                             Amendment to By-Laws

                                      of

               NUVEEN FLORIDA INVESTMENT QUALITY MUNICIPAL FUND

The By-Laws of Nuveen Florida Investment Quality Municipal Fund, a Massachusetts business trust, (the "Fund") have been amended by unanimous vote of the Board of Trustees at a meeting duly called, convened and held on October 30, 1998, to read as follows:

     WHEREAS, the Fund's By-Laws permit shareholders to cast a vote at any regular or special meeting of shareholders either in person or by proxy; and

     WHEREAS, such proxies are currently returned to the Fund by means of the United States Postal Service or by overnight courier; and

     WHEREAS, the Board now deems it beneficial to include the submission of proxies by telephonic and electronic means.

     NOW, THEREFORE, BE IT RESOLVED, that Section 2.7 of the Fund's By-Laws be amended to include the following at the end of such section:

      The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder, shall constitute execution of such proxy by or on behalf of such Shareholder.

                             AMENDMENT TO BY-LAWS

                                      of

               NUVEEN FLORIDA INVESTMENT QUALITY MUNICIPAL FUND


The third sentence of Section 5.1 of the By-Laws of Nuveen Florida Investment Quality Municipal Fund, a Massachusetts business trust, have been amended by unanimous vote of the Board of Trustees at a meeting duly called, convened and held on November 19, 1997, to read as follows:

          "The certificates representing Common Shares shall be signed in the name of the Trust by the Chairman, the President, the Executive Vice President or a Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer (which signatures may be either manual or facsimile, engraved or printed)."

                             AMENDMENT TO BY-LAWS

                                      OF

           NUVEEN FLORIDA INVESTMENT QUALITY MUNICIPAL FUND

The By-Laws of Nuveen Florida Investment Quality Municipal Fund, a Massachusetts business trust, have been amended, by unanimous vote of the Board of Trustees at a meeting duly called, convened and held on February 2, 1994, to read as follows:

WHEREAS, the Board of Directors (Trustees) desires to amend the By-laws of the Fund by adding SECTION 5.6(b) and revising what becomes Section 5.6(c) in order to clarify certain provisions regarding the Board's ability to declare a record date for the payment of dividends or other distributions or allocations.

NOW, THEREFORE, BE IT RESOLVED, that Section 5.6 of the By-Laws of the fund is amended and restated in its entirety to read as follows:

     Section 5.6 Record Date: Certification of Beneficial Owner.

          (a) The directors may fix a date not more than sixty (60) days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote, at the meeting.

          (b) The directors (trustees) may fix a date for determining shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock (shares).

          (c) In the absence of any such fixed record date, (i) the date for the determination of holders of shares entitled to notice of and entitled to vote at a meeting of shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock (shares) shall be the close of business on the day on which the resolution of the Board of Directors (Trustees) is adopted.

          (d) A resolution approved by the affirmative vote of a majority of the directors (trustees) present may establish a procedure whereby a shareholder may certify in writing to the Corporation (Trust) that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Corporation (Trust) of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.

                                   BY-LAWS

                                      OF

               NUVEEN FLORIDA INVESTMENT QUALITY MUNICIPAL FUND

                             DECLARATION OF TRUST
                                      AND
                                    OFFICES

          Section 1.1 Declaration of Trust. These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Nuveen Florida Investment Quality Municipal Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

          Section 1.2 Registered Agent. The registered agent of the Trust in the Commonwealth of Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts, or such other agent as may be fixed by the Board of Trustees.

          Section 1.3 Other Offices. The Trust may have such other offices and places of business within or without the Commonwealth of Massachusetts as the Board of Trustees shall determine.

                                 SHAREHOLDERS

          Section 2.1 Place of Meetings. Meetings of the shareholders may be held at such place or places within or without the Commonwealth of Massachusetts as shall be fixed by the Board of Trustees and stated in the notice of the meeting.

          Section 2.2 Regular Meeting. Regular meetings of the shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held on an annual or other less frequent periodic basis at such date and time as the Board of Trustees by resolution shall designate, except as otherwise required by applicable law.

          Section 2.3 Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board, the President or two or more Trustees, and must be called at the written request, stating the purpose or purposes of the meeting, of shareholders entitled to cast at least 10 percent of all the votes entitled to be cast at the meeting.

          Section 2.4 Notice of Meetings. Notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be delivered to each shareholder entitled to vote, and each other shareholder entitled to notice of the meeting, not less than ten nor more than sixty days prior to the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

          Section 2.5 Quorum and Action. (a) The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when holders of Preferred Shares are entitled to elect any of the Trust's Trustees by class vote of such holders, the holders of 33 1/3% of such shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

          (b) The shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the voting power of the shares present and entitled to vote at a meeting of shareholders at which a quorum is present, except as may be otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), the Declaration of Trust or any resolution of the Trustees which authorizes the issuance of Preferred Shares.

          Section 2.6 Voting. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the 1940 Act, the Declaration of Trust or any resolution of the Trustees which authorizes the issuance of Preferred Shares, shall have one vote for each share of stock registered in his name.

          Section 2.7 Proxy Representation. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Trust at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the Trust.

          Section 2.8 Adjourned Meetings. Any meeting of shareholders may, by announcement thereat, be adjourned to a designated time and place by the vote of the holders of a majority of the shares present and entitled to vote thereat even though less than a quorum is so present. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

          Section 2.9 Action by Written Consent in Lieu of Meeting of Stockholders. -- See Section 6.4 of these By-Laws.

                                   TRUSTEES

          Section 3.1 Qualifications and Number; Vacancies. Each Trustee shall be a natural person. A Trustee need not be a shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The initial number of Trustees of the Trust, their term and election and the filling of vacancies, shall be as provided in the Declaration of Trust.

          Section 3.2 Powers. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under the authority of the Board of Trustees, except those conferred on or reserved to the shareholders by statute, the Declaration of Trust or these By-Laws.

          Section 3.3 Investment Policies. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Trust are at all times consistent with the investment objectives, policies and restrictions with respect to securities investments and otherwise of the Trust filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser pursuant to a written contract, as provided in the Declaration of Trust. The Trustees, however, may delegate the duty of management of the assets of the Trust, and may delegate such other of their powers and duties as are permitted by the Declaration of Trust, to the Executive Committee or any other committee, or to an individual or corporate investment adviser to act as investment adviser pursuant to a written contract to be approved or ratified initially by the vote of a majority of the outstanding voting securities of the Trust at the first annual meeting of shareholders and to be renewable annually by the affirmative vote of a majority of the entire Board of Trustees, including a majority of the Trustees of the Trust who are not parties to such contract or affiliated persons (other than as Trustees) of the Trust or the investment adviser.

          Section 3.4 Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix. Special meetings of the Trustees may be called by the Chairman or the President, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days' notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof.

Meetings of the Board may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a Committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

          Section 3.5 Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a Committee of the Trustees, a majority of the members of such Committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the Committee, as the case may be, on any question, except where the act of a greater number is required by these By-Laws or by the Declaration of Trust.

          Section 3.6 Action by Written Consent in Lieu of Meetings of Trustees. -- See Section 6.4 of these By-Laws.

          Section 3.7 Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from its members an Executive Committee, an Audit Committee (whose function shall be to advise the Trustees as to the selection of and review of the work of the independent public accountants of the Trust) and any other Committee, each such Committee to consist of two or more persons who need not be Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution.

                                   OFFICERS

          Section 4.1 Number and Qualifications. The officers of the Trust shall include a Chairman, a President, a Controller, one or more Vice Presidents (one of whom may be designated an Executive Vice President), a Treasurer, and a Secretary. Any two or more offices may be held by the same person. Unless otherwise determined by the Trustees, each officer shall be appointed by the Trustees for a term which shall continue until the meeting of the Trustees following the next regular meeting of shareholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Trustees may from time to time elect, or delegate to the Chairman or the President, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Trust. Such other officers shall hold office for such terms as may be prescribed by the Trustees or by the appointing authority.

          Section 4.2 Resignations. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4.3 Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Trustees present at a duly convened meeting of the Trustees.

          Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Trustees, or in the manner determined by the Trustees.

          Section 4.5 The Chairman. The Chairman shall be elected from among the Trustees. He shall be the chief executive officer of the Trust and shall:

          (a) have general active management of the business of the Trust;

          (b) when present, preside at all meetings of the Trustees and of the shareholders;

          (c) see that all orders and resolutions of the Trustees are carried into effect;

          (d) sign and deliver in the name of the Trust any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Trust, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Declaration of Trust or ByLaws or by the Trustees to some other officer or agent of the Trust; and

          (e) maintain records of and, whenever necessary, certify all proceedings of the Trustees and the shareholders.

          The Chairman shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Common Shares or Preferred Shares of the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chairman and such other duties as from time to time may be assigned to him by the Trustees or by these By-Laws.

          Section 4.6 The President. The President shall be the chief operating officer of the Trust and, subject to the Chairman, he shall have general authority over and general management and control of the business and affairs of the Trust. In general, he shall discharge all duties incident to the office of the chief operating officer of the Trust and such other duties as may be prescribed by the Trustees and the Chairman from time to time. In the absence of the Chairman or in the event of his disability, or inability to act, or to continue to act, the President shall perform the duties of the Chairman and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman.

          Section 4.7 Executive Vice-President. In the case of the absence or inability to act of the President and the Chairman, the Executive Vice-President shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Trustees, the President or these By-Laws.

          Section 4.8 Vice-Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Trustees, the Chairman or the President.

          Section 4.9 Controller. The Controller shall:

          (a) keep accurate financial records for the Trust;

          (b) render to the Chairman, the President and the Trustees, whenever requested, an account of all transactions by and of the financial condition of the Trust; and

          (c) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Trustees, the Chairman or the President.

          Section 4.10 Treasurer. The Treasurer shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Trust, as required by Section 6.7 of these By-Laws;

          (b) deposit all money, drafts, and checks in the name of and to the credit of the Trust in the banks and depositories designated by the Trustees;

          (c) endorse for deposit all notes, checks, and drafts received by the Trust making proper vouchers therefor;

          (d) disburse corporate funds and issue checks and drafts in the name of the Trust, as ordered by the Trustees; and

          (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees, the Chairman or the President.

          Section 4.11 The Secretary. The Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Trustees, the committees of the Trustees and the shareholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by statute;

          (c) be custodian of the records and the seal of the Trust and affix and attest the seal to all stock certificates of the Trust (unless the seal of the Trust on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Trust under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed; and

          (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees, the Chairman or the President.

          Section 4.12 Salaries. The salaries of all officers shall be fixed by the Trustees, and the Trustees have the authority by majority vote to reimburse expenses and to establish reasonable compensation of all Trustees for services to the Trust as Trustees, officers, or otherwise.

                                    SHARES

          Section 5.1 Share Certificates. Each owner of Common Shares of the Trust shall be entitled upon request to have a certificate, in such form as shall be approved by the Trustees, representing the number of Common Shares of the Trust owned by him. No certificates shall be issued for fractional Common Shares. The certificates representing Common Shares shall be signed in the name of the Trust by the Chairman, the President, the Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer (which signatures may be either manual or facsimile, engraved or printed) and sealed with the seal of the Trust (which seal may be a facsimile, engraved or printed). In case any officer who shall have signed such certificate shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Trust with the same effect as if such officer were still in office at the date of their issue. No certificates representing Preferred Shares shall be issued except as the Trustees may otherwise authorize.

          Section 5.2 Books and Records; Inspection. The Trust shall keep at its principal executive office, or at another place or places within the United States determined by the Trustees, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The Trust shall also keep, at its principal executive office, or at another place or places within the United States determined by the Trustees, a record of the dates on which certificates representing shares were issued.

          Section 5.3 Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Declaration of Trust, these By-Laws, or any resolution or written agreement in respect thereof, transfers of shares of the Trust shall be made only on the books of the Trust by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Trust, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the Trust, shall be so expressed in the entry of transfer.

          Section 5.4 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, certification, transfer and registration of shares of stock of the Trust. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

          Section 5.5 Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representatives to give to the Trust, a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.

          Section 5.6 Record Date; Certification of Beneficial Owner. (a) The Trustees may fix a date not more than sixty days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting.

          (b) In the absence of such fixed record date, (i) the date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and
(ii) the date for determining shareholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the Trustees is adopted, but the payment or allotment shall not be made more than sixty days after the date on which the resolution is adopted.

          (c) A resolution approved by the affirmative vote of a majority of the Trustees present may establish a procedure whereby a shareholder may certify in writing to the Trust that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the Trust of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.

                                 MISCELLANEOUS

          Section 6.1 Seal. The Trustees shall provide a suitable seal which shall be in the charge of the Secretary and shall be used as authorized by these By-Laws.

          Section 6.2 Fiscal Year. The fiscal year of the Trust shall be as fixed by the Trustees of the Trust.

          Section 6.3 Notice and Waiver of Notice. (a) Any notice of a meeting required to be given under these By-Laws to shareholders and/or Trustees may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or (ii) by attendance at the meeting in person or, in the case of a shareholder, by proxy.

          (b) Except as otherwise specifically provided herein, all notices required by these By-Laws shall be printed or written, and shall be delivered either personally, by telegraph or cable or by mail and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder or Trustee at his address as it appears on the records of the Trust.

          Section 6.4 Action by Written Consent in Lieu of Meetings. (a) An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

          (b) An action which requires shareholder approval and which is required or permitted to be taken at a meeting of Trustees may be taken by written action signed by all of the Trustees. An action which does not require shareholder approval and which is required or permitted to be taken at a meeting of the Trustees or a Committee of the Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees or Committee, as the case may be, at which all Trustees were present. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

          Section 6.5 Reports to Shareholders. The books of account of the Trust shall be examined by an independent firm of public accountants at the close of each annual period of the Trust and at such other times, if any, as may be directed by the Trustees. A report to the shareholders based upon such examination shall be mailed to each shareholder of the Trust of record at his address as the same appears on the books of the Trust. Each such report shall show the assets and liabilities of the Trust as of the annual or other period covered by the report and the securities in which the funds of the Trust were then invested; such report shall also show the Trust's income and expenses for the period from the end of the Trust's preceding fiscal year to the close of the annual or other period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Trustees or such independent firm of public accountants shall determine.

          Section 6.6 Approval of Firm of Independent Public Accountants. At any regular meeting of the shareholders of the Trust there may be submitted, for ratification or rejection, the name of the firm of independent public accountants which has been selected for the fiscal year in which such meeting is held by a majority of those members of the Trustees who are not investment advisers of, or affiliated persons of an investment adviser of, or officers or employees of, the Trust, as such terms are defined in the 1940 Act.

          Section 6.7 Custodian. All securities and cash of the Trust shall be held by a custodian meeting the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws. The Trust shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Trust held by the custodian. Said contract and all amendments thereto shall be approved by the Trustees of the Trust. The Trust shall upon the resignation or inability to serve of the custodian obtain a successor custodian and require that the cash and securities owned by the Trust be delivered directly to the successor custodian.

          Section 6.8 Prohibited Transactions. No officer or Trustee of the Trust or of its investment adviser shall deal for or on behalf of the Trust with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or Trustees of the Trust from having a financial interest in the Trust, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Trust or the sale of securities owned by the Trust through a securities dealer, one or more of whose partners, officers or directors is an officer or Trustee of the Trust, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; (c) the purchase or sale of securities for the portfolio of the Trust pursuant to a rule under the 1940 Act or pursuant to an exemptive order of the Securities and Exchange Commission; or
(d) the employment of legal counsel, registrar, transfer agent, dividend

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disbursing agent, or custodian having a partner, officer or director who is an officer or Trustee of the Trust, provided only customary fees are charged for services rendered to or for the benefit of the Trust.

          Section 6.2 Bonds. The Trustees may require any officer, agent or employee of the Trust to give a bond to the Trust, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Trustees. The Trustees shall, in any event, require the Trust to provide and maintain a bond issued by a reputable fidelity insurance company, authorized to do business in the place where the bond is issued, against larceny and embezzlement, covering each officer and employee of the Trust, who may singly, or jointly with others, have access to securities or funds of the Trust, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable form and amount as a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act shall approve not less than once every twelve months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Trust to which any such officer or employee may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Trust's portfolio, and as meet all requirements which the Securities and Exchange Commission may prescribe by order, rule or regulation.

                                  AMENDMENTS

          Section 7. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the Trustees at any meeting thereof, provided that notice of such meeting shall have been given if required by these By-Laws, which notice, if required, shall state that amendment or repeal of the By-Laws or adoption of new By-Laws, is one of the purposes of such meeting, or by action of the Trustees by written consent in lieu of a meeting.

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